Exhibit 99.1

GWG HOLDINGS, Inc. ReportS Results for THE Second Quarter ENDED

JUNE 30, 2019

MINNEAPOLIS, MN – Sept. 3, 2019 – GWG Holdings, Inc. (Nasdaq: GWGH), a financial services holding company committed to transforming the alternative asset industry through innovative liquidity products and related services for the owners of illiquid alternative investments, today announced its financial and operating results for the second quarter ended June 30, 2019.

Second Quarter 2019 Financial and Operating Highlights

●	Realized $23.0 million of face amount of policy benefits from 19 life insurance policies.

●	Reported additional policy realizations of $18.0 million from 16 policies through August 29, 2019, bringing the 2019 total to $71.4 million from 55 policies. This exceeds the face amount of policy benefits realized of $71.1 million for the entire year of 2018.

●	Acquired $13.0 million of face amount of policy benefits.

●	Ended the quarter with a life insurance portfolio of $2.1 billion in face amount of policy benefits consisting of 1,190 policies.

●	Hired Jenniffer Daigle, an executive with extensive experience in alternative investment distribution, as Senior Vice President of Business Development.

●	Reported total assets of $1.5 billion.

1.	Financial & Operating Highlights

($ Thousands except per share information)	Q2 2019	Q2 2018	YTD Q2 2019	YTD Q2 2018
Revenue	$24,010	$24,315	$49,227	$38,857
Expenses	45,941	24,372	83,845	48,092
Per Share Data[1]:
Net Income (Loss)[2]	(0.78)	(0.76)	(1.35)	(2.97)
Capital Raised (L Bonds)	45,241	74,909	171,227	153,436
Liquidity[3,4]	82,461	158,131	82,461	158,131
Life Insurance Portfolio[5]	2,088,445	1,849,079	2,088,445	1,849,079
Life Insurance Acquired[5]	12,955	118,308	93,166	212,660
Face Value of Matured Policies	22,998	27,623	53,457	42,127
TTM Benefits / Premiums[6]	138.6%	142.8%	138.6%	142.8%

(1)	Attributable to common shareholders
(2)	Per basic and fully diluted share outstanding
(3)	Includes cash, restricted cash and policy benefits receivable
(4)	Cash, restricted cash and policy benefits receivable totaled $62.3 million on August 29, 2019
(5)	Face amount of policy benefits
(6)	The ratio of policy benefits recognized to premiums paid on a trailing twelve month (TTM) basis

2.	Revenue and Expense Discussion

Second Quarter 2019 vs. Second Quarter 2018:

●	Total revenue was $24.0 million in the current period, compared to $24.3 million in the prior period primarily due to:

o	Net revenue recognized at matured policy event was $4.0 million higher, unrealized gain on acquisition was $3.9 million lower and change in estimated probabilistic cash flows net of premium and fees was $3.6 million lower. Interest income on our commercial loan to The Beneficient Company Group, L.P. (BEN) was $2.4 million higher. Other interest income increased $0.7 million.

●	Total expenses were $45.9 million in the current period, compared to $24.4 million in the prior period primarily due to:

o	Interest and fees increased by $11.3 million. This was driven by increased interest on L Bonds of $5.3 million as a result of additional amounts outstanding; Seller Trust L Bonds, which were issued in August 2018, increased interest expense by $6.8 million; and senior credit facility interest decreased by $0.8 million.

o	Operating expenses increased by $10.2 million. Compensation and professional expenses increased by $3.5 million and $3.6 million, respectively, primarily resulting from performance share unit expense, legal, audit and other professional fees resulting from the Purchase and Contribution transaction. Other expenses increased by $3.1 million due to business insurance purchased in connection with the Purchase and Contribution (previously disclosed) transaction.

Second Quarter Year to Date 2019 vs. Second Quarter Year to Date 2018:

●	Total revenue was $49.2 million in the current period, compared to $38.9 million in the prior period primarily due to:

o	Net revenue recognized at matured policy event was $14.8 million higher, unrealized gain on acquisition was $6.5 million lower than the previous year; and a change in estimated probabilistic cash flows net of premiums and fees and change in life expectancy had a net impact of ($4.1 million). In addition, increases resulted from interest income from the BEN commercial loan of $4.8 million and an increase in other income of $1.3 million.

●	Total expenses were $83.8 million in the current period, compared to $48.1 million in the prior period primarily due to:

o	Interest and fees increased by $22.3 million year over year. Outstanding L Bonds increased over this time period resulting in $11.4 million of additional interest expense, Seller Trust L Bonds, which were issued in August 2018, increased interest expense by $13.8 million, and interest expense on the senior credit facility decreased by $2.9 million.

o	Operating expenses increased by $13.5 million. Compensation and professional expenses increased by $5.0 million and $5.3 million, respectively, primarily resulting from performance share unit expense, retention incentives, and legal and professional fees resulting from the Purchase and Contribution transaction. Other expenses also increased by $3.2 million primarily driven by an increase in business insurance purchased in connection with the Purchase and Contribution (previously disclosed) transaction.

3.	Life Insurance Portfolio Statistics

Portfolio Summary:

Total life insurance portfolio face value of policy benefits	$2,088,445,000
Average face value per policy	$1,755,000
Average face value per insured life	$1,885,000
Average age of insured (years) *	82.0
Average life expectancy estimate (years) *	7.4
Total number of policies	1,190
Number of unique lives	1,108
Demographics	77% Male 23% Female
Number of smokers	50
Largest policy as % of total portfolio face value	0.63%
Average policy as % of total portfolio face value	0.08%
Average annual premium as % of face value	3.1%

*	Averages presented in the table are weighted averages.

Distribution of Policies and Benefits by Current Age of Insured:

				Percentage of Total
Min Age	Max Age	Number of Policies	Policy Benefits	Number of Policies	Policy Benefits	Wtd. Avg. LE (Years)
95	101	20	$34,983,000	1.7%	1.7%	2.2
90	94	137	264,706,000	11.5%	12.7%	3.4
85	89	254	591,398,000	21.3%	28.3%	5.2
80	84	251	454,671,000	21.1%	21.8%	7.8
75	79	227	371,066,000	19.1%	17.8%	10.0
70	74	224	297,229,000	18.8%	14.2%	11.3
60	69	77	74,392,000	6.5%	3.5%	11.6
Total		1,190	$2,088,445,000	100.0%	100.0%	7.4

4.	Life Insurance Policy Origination

Life Insurance Portfolio Activity:

	Three Months Ended		Six Months Ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018

Total policy benefits purchased	$12,955,000	$118,308,000	$93,166,000	$212,660,000
Total life insurance policies purchased	15	85	75	144
Average policy benefit purchased	$846,000	$1,392,000	$1,242,000	$1,477,000
Direct policy benefits purchased	$5,755,000	$8,038,000	$18,092,000	$13,038,000
Direct insurance policies purchased	8	11	24	22

5.	Additional Information

Gain (Loss) on Life Insurance Policies:

	Three Months Ended June 30		Six Months Ended June 30
	2019	2018	2019	2018
Change in estimated probabilistic cash flows(1)	$17,122,000	$17,409,000	$34,253,000	$36,414,000
Unrealized gain on acquisitions(2)	1,844,000	5,795,000	6,303,000	12,769,000
Premiums and other annual fees	(16,004,000)	(12,708,000)	(31,836,000)	(24,906,000)
Change in discount rates(3)	-	-	-	-
Change in life expectancy evaluation(4)	-	(95,000)	-	(4,963,000)
Face value of matured policies	22,998,000	27,623,000	53,457,000	42,127,000
Fair value of matured policies	(6,030,000)	(14,684,000)	(20,751,000)	(24,233,000)
Gain (loss) on life insurance policies, net	$19,930,000	$23,340,000	$41,426,000	$37,208,000

(1)	Change in fair value of expected future cash flows relating to our investment in life insurance policies that are not specifically attributable to changes in life expectancy, discount rate changes or policy maturity events.
(2)	Gain resulting from fair value in excess of the purchase price for life insurance policies acquired during the reporting period.
(3)	The discount rate applied to estimate the fair value of the portfolio of life insurance policies we own was 8.25% at June 30 and March 31, 2019 and December 31, 2018, and was 10.45% at June 30 and March 31, 2018 and December 31, 2017.
(4)	The change in fair value due to updating life expectancy estimates on certain life insurance policies in our portfolio.

Policy Benefits Recognized and Premiums Paid (TTM):

Quarter End Date	Portfolio Face Amount ($)	12-Month Trailing Benefits Realized ($)	12-Month Trailing Premiums Paid ($)	12-Month Trailing Benefits/Premium Coverage Ratio
June 30, 2015	806,274,000	47,125,000	24,348,000	193.5%
September 30, 2015	878,882,000	44,482,000	25,313,000	175.7%
December 31, 2015	944,844,000	31,232,000	26,650,000	117.2%
March 31, 2016	1,027,821,000	21,845,000	28,771,000	75.9%
June 30, 2016	1,154,798,000	30,924,000	31,891,000	97.0%
September 30, 2016	1,272,078,000	35,867,000	37,055,000	96.8%
December 31, 2016	1,361,675,000	48,452,000	40,239,000	120.4%
March 31, 2017	1,447,558,000	48,189,000	42,753,000	112.7%
June 30, 2017	1,525,363,000	49,295,000	45,414,000	108.5%
September 30, 2017	1,622,627,000	53,742,000	46,559,000	115.4%
December 31, 2017	1,676,148,000	64,719,000	52,263,000	123.8%
March 31, 2018	1,758,066,000	60,248,000	53,169,000	113.3%
June 30, 2018	1,849,079,000	76,936,000	53,886,000	142.8%
September 30, 2018	1,961,598,000	75,161,000	55,365,000	135.8%
December 31, 2018	2,047,992,000	71,090,000	52,675,000	135.0%
March 31, 2019	2,098,428,000	87,045,000	56,227,000	154.8%
June 30, 2019	2,088,445,000	82,421,000	59,454,000	138.6%

About GWG Holdings, Inc.

GWG Holdings, Inc. (Nasdaq: GWGH), the parent company of GWG Life, Life Epigenetics and YouSurance, is a leading provider of liquidity to consumers owning life insurance policies, an owner of a portfolio of alternative assets, and the developer of epigenetic technology for the life insurance and related industries. GWG Life provides value to consumers owning illiquid life insurance products across America, delivering $568 million more for their policies since 2006 than the cash surrender value on those policies. GWG Life owns a life insurance policy portfolio of $2.1 billion in face value of policy benefits as of June 30, 2019. Life Epigenetics is working to commercialize epigenetic technology for the life insurance and related industries. YouSurance, a digital life insurance agency, is working to embed epigenetic testing into life insurance purchasing to provide consumers a value-added ecosystem that supports their health and wellness while reducing the cost of their insurance. GWGH also has a strategic investment in The Beneficient Company Group, L.P., a financial services company providing proprietary liquidity solutions to owners of alternative assets.

For more information about GWG Holdings, email info@gwgh.com or visit www.gwgh.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “would,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about our estimates regarding future revenue and financial performance. We may not actually achieve the expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the expectations disclosed in the forward-looking statements that we make. More information about potential factors that could affect our business and financial results is contained in our filings with the Securities and Exchange Commission. Additional information will also be set forth in our future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that we make with the Securities and Exchange Commission. We do not intend, and undertake no duty, to release publicly any updates or revisions to any forward-looking statements contained herein.

Media Contact:

Dan Callahan

Director of Communication

GWG Holdings, Inc.

(612) 746-1935

dcallahan@gwgh.com

GWG HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	June 30 2019 (unaudited)	December 31, 2018
ASSETS
Cash and cash equivalents	$71,548,248	$114,587,084
Restricted cash	5,336,425	10,849,126
Investment in life insurance policies, at fair value	799,266,174	747,922,465
Life insurance policy benefits receivable, net	5,576,397	16,460,687
Financing receivable from affiliate	238,678,993	184,768,874
Equity method investment	369,696,377	360,841,651
Other assets	51,121,238	45,437,164
TOTAL ASSETS	$1,541,223,852	$1,480,867,051

LIABILITIES & STOCKHOLDERS’ EQUITY
LIABILITIES
Senior credit facility with LNV Corporation	$129,936,091	$148,977,596
L Bonds	782,447,640	651,402,663
Seller Trust L Bonds	366,891,940	366,891,940
Accounts payable	3,910,742	9,276,507
Interest and dividends payable	17,632,911	18,555,293
Other accrued expenses	6,870,823	4,705,170
TOTAL LIABILITIES	1,307,690,147	1,199,809,169

STOCKHOLDERS’ EQUITY

REDEEMABLE PREFERRED STOCK
(par value $0.001; shares authorized 100,000; shares outstanding 94,803 and 97,524; liquidation preference of $95,355,000 and $98,093,000 as of June 30, 2019 and December 31, 2018, respectively)	84,188,835	86,910,335
SERIES 2 REDEEMABLE PREFERRED STOCK
(par value $0.001; shares authorized 150,000; shares outstanding 147,845 and 148,359; liquidation preference of $148,708,000 and $149,225,000 as of June 30, 2019 and December 31, 2018, respectively)	128,548,958	129,062,704
COMMON STOCK
(par value $0.001; shares authorized 210,000,000; shares issued and outstanding 33,033,416 as of June 30, 2019 and 33,018,161 as of December 31, 2018)	33,033	33,018
Additional paid-in capital	241,317,803	249,662,168
Accumulated deficit	(220,554,924)	(184,610,343)
TOTAL STOCKHOLDERS’ EQUITY	233,533,705	281,057,882

TOTAL LIABILITIES & EQUITY	$1,541,223,852	$1,480,867,051

GWG HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
REVENUE
Gain (loss) on life insurance policies, net	$19,929,818	$23,339,750	$41,426,208	$37,208,495
Interest and other income	4,080,557	975,198	7,801,107	1,648,125
TOTAL REVENUE	24,010,375	24,314,948	49,227,315	38,856,620

EXPENSES
Interest expense	28,486,953	17,147,850	55,461,941	33,211,187
Employee compensation and benefits	6,794,009	3,235,699	11,947,997	6,978,368
Legal and professional fees	4,721,568	1,155,728	7,668,763	2,329,357
Other expenses	5,938,445	2,832,777	8,766,169	5,573,354
TOTAL EXPENSES	45,940,975	24,372,054	83,844,864	48,092,266

INCOME (LOSS) BEFORE INCOME TAXES	(21,930,600)	(57,106)	(34,617,549)	(9,235,646)
INCOME TAX EXPENSE (BENEFIT)	-	-	-	-

NET INCOME (LOSS) BEFORE EARNINGS (LOSS) FROM EQUITY METHOD INVESTMENT	(21,930,600)	(57,106)	(34,617,549)	(9,235,646)

Earnings (loss) from equity method investment	599,711	-	(1,327,032)	-

NET INCOME (LOSS)	(21,330,889)	(57,106)	(35,944,581)	(9,235,646)

Preferred stock dividends	4,278,218	4,338,487	8,574,532	8,042,971
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(25,609,107)	$(4,395,593)	$(44,519,113)	$(17,278,617)
NET INCOME (LOSS) PER COMMON SHARE
Basic	$(0.78)	$(0.76)	$(1.35)	$(2.97)
Diluted	$(0.78)	$(0.76)	$(1.35)	$(2.97)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	33,011,603	5,813,555	32,998,246	5,813,555
Diluted	33,011,603	5,813,555	32,998,246	5,813,555